UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33599	20-5337455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orbitz Worldwide, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 10, 2014. As of April 14, 2014, the Company’s record date for the Annual Meeting, there were a total of 109,134,094 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 106,350,151 shares of common stock were represented in person or by proxy and, therefore, a quorum was present. The Company’s shareholders voted on three proposals and cast their votes as follows:

Proposal 1: To elect three director nominees to the Board of Directors to each serve for a three-year term:

Director	For	Withheld	Broker Non-Votes
Mark Britton	100,409,310	330,100	5,610,741
Brad Gerstner	100,373,567	365,843	5,610,741
Kris Leslie	100,532,759	206,651	5,610,741

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2: To approve by an advisory (non-binding) vote the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
100,264,022	461,029	14,359	5,610,741

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
102,886,134	78,390	3,385,627

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was duly ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
		By:	/s/ James F. Rogers
Date:	June 12, 2014		James F. Rogers
Senior Vice President, General Counsel and Secretary